                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

            (IN MILLIONS, EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)

                                                                                    Year Ended December 31,
                                                         -----------------------------------------------------------------------
                                                              2004            2003          2002          2001          2000
                                                         ---------------  ------------  ------------  ------------  ------------
Income before provision for income taxes,
  minority interests in consolidated subsidiaries,
  equity in net income of affiliates and
  cumulative effect of a change in accounting principle  $         564.3  $      534.4  $      480.5  $       97.4  $      484.2
Fixed charges                                                      207.2         226.4         249.3         293.6         349.3
Distributed income of affiliates                                     3.2           8.7           5.9           4.2           2.0
                                                         ---------------  ------------  ------------  ------------  ------------
    Earnings                                             $         774.7  $      769.5  $      735.7  $      395.2  $      835.5
                                                         ===============  ============  ============  ============  ============

Interest expense                                         $         165.5  $      186.6  $      210.5  $      254.7  $      316.2
Portion of lease expense representative of interest                 41.7          39.8          38.8          38.9          33.1
                                                         ---------------  ------------  ------------  ------------  ------------
     Fixed charges                                       $         207.2  $      226.4  $      249.3  $      293.6  $      349.3
                                                         ===============  ============  ============  ============  ============

     Ratio of Earnings to Fixed Charges                              3.7           3.4           3.0           1.3           2.4

     Fixed Charges in Excess of Earnings                               -             -             -             -             -